UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225
(Address of Principal Executive Offices) (Zip Code)

(360) 392-2841
Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

Effective immediately, the Company has terminated its Option Agreement to acquire the King’s Point, North Block Mining Concession, located in Newfoundland, Canada. The Option Agreement was signed August 29, 2011 as a 24-month option to acquire a total of 53 claims for 2,000,000 restricted shares and a $100,000 work commitment. Asia Properties, Inc. decided not exercise the Option Agreement which expired August 26, 2013 and will focus only on claims with 43-101 geological reports.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has received the resignation of Geoff Armstrong from the position of Secretary. Mr. Armstrong will work with the company on a short-term, part-time basis in order to assist with the transition to a new secretary. The position of Secretary will be filled temporarily by the President and CEO, Dan Mckinney.

Item 9.01  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2013

ASIA PROPERTIES, INC.

/s/ Daniel S. Mckinney
Daniel S. Mckinney
President, Chief Executive Officer, Director